SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    April 29, 1997


                               EuroAmerican Group Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                       0-17483                   13-3477824
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                50 Broad Street, Suite 516, New York, New York 10004 (Address of principal executive offices, including zip code)


                                 (212) 269-6686
                         (Registrant's telephone number)

   Item 2.     Acquisition or Disposition of Assets.

          On April 29, 1997, EuroAmerican Group Inc. (the "Company") completed its acquisition of Tenfore Systems Limited, a UK limited company, and Tenfore R&D ApS, a Danish private company (together, "Tenfore"), from Tenfore Europe (Jersey) Limited, a Jersey limited company. Tenfore is a real-time provider of financial information with customers located throughout Europe. The Company will add Tenfore's business (the "Acquired Business") to its own real-time financial information business, as described in the press release filed as Exhibit 99 to this Current Report on Form 8-K.

          The Company issued 170,000 shares of its Series B Non-Voting Convertible Preferred Stock (the "Preferred Stock") and an option to acquire 35,000 additional shares of Preferred Stock to Tenfore Europe (Jersey) Limited as consideration for its acquisition of all the outstanding shares of capital stock of Tenfore Systems Limited and Tenfore R&D ApS. Such consideration was determined on the basis of arm's-length negotiations.


   Item 7.     Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          It is impracticable for the Company to provide the required financial statements for the Acquired Business and pro forma financial information at the time this Current Report on Form 8-K is filed. The required financial statements for the Acquired Business and pro forma financial information will be filed as soon as practicable, but in no event later than July 14, 1997.

          (b)  Exhibits.

          The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   EUROAMERICAN GROUP INC.


   Date:  May 8, 1997              By:  /s/ Steven C. Millner
                                        Steven C. Millner
                                        Secretary

                             EUROAMERICAN GROUP INC.

                            EXHIBIT INDEX TO FORM 8-K
                              Dated April 29, 1997


    Exhibit
      No.                     Description

    (2.1) Purchase Agreement dated April 29, 1997 by and among EuroAmerican Group Inc., Tenfore Systems
              Limited, Tenfore R&D ApS and Tenfore Europe
              (Jersey) United *

    (3.1)     Articles of Incorporation, as amended

    (99)      Press Release dated May 7, 1997


   * The schedules and exhibits to this document are not being filed herewith. The registrant agreed to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.